Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.
Executive Vice President and
Chief Financial Officer
williamlowe@KEMET.com
864-963-6484

KEMET Corporation Files Definitive Proxy Statement Related to Special Meeting of Stockholders

Greenville, South Carolina (October 12, 2010) - KEMET Corporation (NYSE Amex: KEM) (the “Company”) announced today that it has filed a definitive proxy statement (the “Definitive Proxy Statement”) with the Securities and Exchange Commission with respect to its previously announced special meeting of stockholders to consider the approval of a reverse stock split (the “Reverse Stock Split”).  The special meeting will be held on November 3, 2010 at 10:00 a.m. local time at the Company’s offices at Tower 101, Suite 1700, 101 N.E. 3rd Avenue, Fort Lauderdale, FL 33301. The Company’s stockholders of record at the close of business on October 8, 2010 are entitled to vote at the special meeting or any adjournments or postponements of the special meeting. The Company will mail the Definitive Proxy Statement to stockholders beginning on or about October 12, 2010.

As stated in the Definitive Proxy Statement, the Company is proposing the Reverse Stock Split with a view to increasing the per share trading price of the Company’s common stock. Other reasons include:

•      Increase in Eligible Investors. A Reverse Stock Split could allow a broader range of institutions to invest in the Company’s stock (namely, funds that are prohibited from buying stocks with a price below a certain threshold), potentially increasing trading volume and liquidity of the Company’s common stock.

•      Increased Analyst and Broker Interest. A Reverse Stock Split could increase analyst and broker interest in the Company’s stock as their policies can discourage or prohibit them from following or recommending companies with low stock prices.

•      Listing on the New York Stock Exchange. By potentially increasing the Company’s stock price, the Reverse Stock Split may allow the Company’s common stock to be listed on the New York Stock Exchange (“NYSE”) which requires, among other things, that issuers have a $4.00 per share stock price at the time of listing and maintain an average closing bid price of at least $1.00 per share over a 30 trading-day period. Moving the Company’s listing to the NYSE could improve the liquidity of its common stock and the Company’s ability to raise capital in the future through the sale of its common stock.

Other information concerning the proposed Reverse Stock Split, including a description of the potential effects of the Reverse Stock Split, are set forth in the Definitive Proxy Statement.

About KEMET

The Company’s common stock is listed on the NYSE Amex under the ticker symbol “KEM” (NYSE Amex: KEM).  At the Investor Relations section of our web site at http://www.KEMET.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) continued uncertainty of the economy could impact the Company’s ability to realize operating plans if the demand for the Company’s products declines and could adversely affect the Company’s liquidity and ability to continue to operate; (ii) adverse economic conditions could cause further reevaluation and the write down of long-lived assets; (iii) an increase in the cost or a decrease in the availability of the Company’s principle raw materials; (iv) changes in  the competitive environment of the Company; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which the Company operates; (vii) difficulties, delays or unexpected costs in completing the Company’s restructuring plan; (viii) the ability to attract, train and retain effective employees and management; (ix) the ability to develop innovative products to maintain customer relationships; (x) the impact of environmental issues, laws, and regulations; (xi) volatility of financial and credit markets which would affect the Company’s access to capital; (xii) exposure to foreign exchange gains and losses; (xiii) need to reduce costs to offset downward price trends; (xiv) potential limitation on use of net operating losses to offset possible future taxable income; (xv) dilution as a result of the warrant held by K Equity, LLC; and (xvi) exercise of the warrant by K Equity, LLC may result in the existence of a controlling stockholder.